Exhibit 99.1

P R E S S    R E L E A S E

TRIQUINT ANNOUNCES FIRST QUARTER

2009 RESULTS

HILLSBORO, OR (USA) – April 22, 2009 – TriQuint Semiconductor, Inc (NASDAQ: TQNT), a supplier of high performance products for wireless communications, announces its financial results for the quarter ended March 31, 2009, including the following highlights:

•	Revenue for the first quarter was $118.9 million, up 7% from Q1’08

•	Inventory was reduced $19.8 million from the fourth quarter of 2008

•	Book to bill ratio for the quarter was 1.14

•	Honored by Intel Corporation with its 2008 Preferred Quality Supplier award

•	Achieved cumulative shipments of more than a half billion total RF modules

•	Introduced the market’s first SMT device for 40Gb/s optical communications

•	Unveiled TRIUMF™, 3G/4G converged mobile solution

•	First design win for TriPower™ – Next generation infrastructure RF power solution

•	Fulfilled initial production orders of GaAs and BAW devices for multi-nation F-35 Joint Strike Fighter

Commenting on the results for the quarter ended March 31, 2009, Ralph Quinsey, President and Chief Executive Officer, stated “The global economic downturn prompted lower inventory at our customers and very low factory utilization in Q1. We are now seeing signs of inventory normalization in some of our markets which should translate into stronger demand in the coming months. While first quarter sales and factory utilization were low, excess inventory both in the channel and at TriQuint was largely burned off. Our total revenue was up 7% as compared to Q1 2008, led by handset growth of 24% and defense & aerospace growth of 23%. Market strength in smart-phones, the acquisition of WJ Communications and positive momentum in major military programs contributed to our year over year growth.”

Summary Financial Results for the Quarter Ended March 31, 2009:

Revenue for the first quarter of 2009 was $118.9 million, up 7% from the first quarter of 2008 and a decrease of 20% sequentially.

Net loss for the first quarter of 2009 was $15.6 million, or ($0.11) per share. Non-GAAP net loss for the first quarter was $11.0 million or ($0.07) per share. Non-GAAP financial measures exclude stock based compensation charges, certain impairment charges in the fourth quarter of 2008, and certain charges associated with the acquisition of WJ Communications. Please see the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Gross margin for the first quarter of 2009 was 19.6%, down from 34.6% in the quarter ended March 31, 2008 and 30.2% in the quarter ended December 31, 2008. On a non-GAAP basis, gross margin was 21.0%, down from a non-GAAP gross margin of 31.7% in the prior quarter. Gross margin decreased due to lower utilization in the factories and a revenue mix comprised of more handset business than normal.

Operating expenses for the first quarter of 2009 were $40.0 million, or 33.7% of revenue. Non-GAAP operating expenses for the quarter decreased by 6% from the prior quarter to $37.3 million or 31.4% of revenue. Short term cost control measures implemented in the quarter drove the sequential decline.

Cash, cash equivalents, and long-term investments were $99.0 million as of March 31, 2009, down slightly over the prior quarter.

Outlook:

The Company estimates that second quarter 2009 revenue will be between $140 million and $150 million. Second quarter net income is expected to range between $(0.01) and $0.01 per share and non-GAAP net income is expected to range between $0.02 and $0.04 per share. As of today the Company is fully booked to the midpoint of revenue guidance for the second quarter. Reduced visibility and greater than normal volatility in demand has caused the Company to be more cautious in translating this backlog into expected revenue.

Additional Information Regarding March 31, 2009 Results:

GAAP and non-GAAP financial measures are presented in the tables below. Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended
	Q1 2009	Q4 2008	Change vs. Q4 2008	Q1 2008	Change vs. Q1 2008
Revenue	$118.9	$149.0	-20%	$111.1	7%
GM	19.6%	30.2%	-11%	34.6%	-15%
Op Income	$(16.7)	$(30.9)	46%	$2.7	-719%
Net Income	$(15.6)	$(34.3)	55%	$4.5	-447%
Diluted EPS	$(0.11)	$(0.23)	$0.12	$0.03	$(0.14)

NON-GAAP RESULTS A

	Three Months Ended
	Q1 2009	Q4 2008	Change vs. Q4 2008	Q1 2008	Change vs. Q1 2008
GM	21.0%	31.7%	-11%	35.5%	-15%
Op Income	$(12.3)	$7.4	-267%	$5.1	-341%
Net Income	$(11.0)	$6.8	-262%	$6.9	-259%
Diluted EPS	$(0.07)	$0.05	$(0.12)	$0.05	$(0.12)

A	Excludes stock based compensation charges, certain impairment charges and certain charges associated with the acquisition of WJ Communications.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter as well as our future expectations for the Company. To access the conference call, investors may dial (888) 813-6582 domestically or (706) 643-7082 internationally approximately ten minutes prior to the invitation of the teleconference using passcode 89467053. The call can also be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.triquint.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (706) 645-9291, passcode 89467053.

Non-GAAP Financial Measures:

This press release provides financial measures for net income, diluted earnings per share, gross margin, operating expenses and operating income that exclude equity compensation expense, certain impairment charges and certain charges associated with the acquisition of WJ Communications, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate TriQuint’s operating results.

Forward-Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the effect of anticipated inventory reductions in our industry upon demand, positive momentum in military programs, TriQuint’s anticipated net income/(loss) and revenues, expected non-GAAP net income and the correlation between bookings and revenues. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors, including TriQuint’s performance; demand for TriQuint’s products; ability to develop new products, improve yields, maintain product pricing and reduce costs; ability to win customers, increase our market share and continue to provide expected levels of inventory to customers; inventory levels in our markets and market conditions. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties.

FACTS ABOUT TRIQUINT

Founded in 1985, we “Connect the Digital World to the Global Network”™ by supplying high-performance RF modules, components and foundry services to the world’s leading communications companies. Specifically, TriQuint supplies products to four out of the top five mobile phone manufacturers, and is a leading gallium arsenide (GaAs) supplier to major defense and space contractors. TriQuint creates standard and custom products using advanced processes that include gallium arsenide, surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies to serve diverse markets including wireless handsets, laptops, GPS/PND, base stations, broadband communications and military. TriQuint is also the lead researcher in a multi-year DARPA program to develop advanced gallium nitride (GaN) amplifiers. TriQuint, as named by Strategy Analytics1, is the number-three worldwide leader in GaAs devices and the world’s largest commercial GaAs foundry. TriQuint has ISO9001 certified manufacturing facilities in Oregon, Texas, and Florida and a production plant in Costa Rica; design centers are located in North America and Germany. Visit TriQuint at www.triquint.com/rf to receive new product information and to register for our newsletters.

[1]	Announced February 2009 and August 2008, respectively.

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: sbuhaly@tqs.com	Heidi A. Flannery Investor Relations Counsel Fi. Comm Tel: +1.541.322.0230 E-Mail: heidi.flannery@ficomm.com	Media Contact: Brandi Frye Director, Marketing Comms TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: bfrye@tqs.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2009	December 31, 2008	March 31, 2008
Assets
Current assets:
Cash, cash equivalents and investments	$92,245	$86,077	$219,357
Accounts receivable, net	80,312	78,419	62,817
Inventories	88,507	108,260	73,173
Other current assets	26,491	23,399	23,650

Total current assets	287,555	296,155	378,997
Property, plant and equipment, net	268,231	264,250	210,249
Other, net	47,736	57,972	21,928

Total assets	$603,522	$618,377	$611,174

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	56,112	56,556	67,173
Other accrued liabilities	13,180	12,775	6,196

Total current liabilities	69,292	69,331	73,369
Long term income tax liability	9,623	10,676	10,439
Other long-term liabilities	10,933	12,294	5,194

Total liabilities	89,848	92,301	89,002
Stockholders’ equity	513,674	526,076	522,172

Total liabilities and stockholders’ equity	$603,522	$618,377	$611,174

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
Revenues	$118,947	$148,989	$111,138
Cost of goods sold	95,649	103,950	72,692

Gross profit	23,298	45,039	38,446
Operating expenses:
Research, development and engineering	23,222	24,634	19,943
Selling, general and administrative	16,808	17,426	16,281
Impairment of goodwill	—	33,871	—
Loss (gain) on disposal of equipment	4	4	(433)

Total operating expenses	40,034	75,935	35,791

Operating (loss) income	(16,736)	(30,896)	2,655
Other income (expense):
Interest income	342	478	2,001
Interest expense	(318)	(400)	(4)
Foreign currency (loss) gain	(75)	18	180
(Impairment)/recovery of investment	—	(2,517)	105
Other, net	377	17	1

Other income (expense), net	326	(2,404)	2,283

(Loss) income before income tax	(16,410)	(33,300)	4,938
Income tax (benefit) expense	(766)	1,000	458

Net (loss) income	$(15,644)	$(34,300)	$4,480

Per Share Data
Basic per share net (loss) income	$(0.11)	$(0.23)	$0.03
Diluted per share net (loss) income	$(0.11)	$(0.23)	$0.03
Weighted-average shares outstanding:
Basic	147,356	146,298	142,973
Diluted	147,356	146,298	144,737

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended
	March 31, 2009	December 31, 2008	March 31, 2008
Revenues	100.0%	100.0%	100.0%
Cost of goods sold	80.4%	69.8%	65.4%

Gross profit	19.6%	30.2%	34.6%
Operating expenses:
Research, development and engineering	19.5%	16.5%	18.0%
Selling, general and administrative	14.1%	11.7%	14.6%
Impairment of goodwill	—	22.7%	—
Loss (gain) on disposal of equipment	0.1%	0.0%	-0.4%

Total operating expenses	33.7%	50.9%	32.2%

Operating (loss) income	-14.1%	-20.7%	2.4%
Other income (expense):
Interest income	0.3%	0.3%	1.8%
Interest expense	-0.3%	-0.2%	0.0%
Foreign currency (loss) gain	-0.1%	0.0%	0.1%
Recovery of impairment	—	-1.7%	0.1%
Other, net	0.4%	0.0%	0.0%

Other income (expense), net	0.3%	-1.6%	2.0%

(Loss) income before income tax	-13.8%	-22.3%	4.4%
Income tax (benefit) expense	-0.6%	0.7%	0.4%

Net (loss) income	-13.2%	-23.0%	4.0%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2009		December 31, 2008		March 31, 2008
	(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$23,298	19.6%	$45,039	30.2%	$38,446	34.6%
Adjustment for equity compensation charges	648	0.5%	1,090	0.7%	986	0.9%
Adjustment for charges associated with acquisitions
Amortization of intangible assets	808	0.7%	796	0.6%	—	0.0%
Increase in value of inventory	253	0.2%	287	0.2%	—	0.0%

NON-GAAP GROSS PROFIT	$25,007	21.0%	$47,212	31.7%	$39,432	35.5%
GAAP OPERATING EXPENSES	$40,034	33.7%	$75,935	51.0%	$35,791	32.2%
Adjustment for equity compensation charges	(2,496)	-2.1%	(2,008)	-1.4%	(1,415)	-1.3%
Adjustment for impairment of goodwill			(33,871)	-22.8%
Adjustment for charges associated with acquisitions
Amortization of intangible assets	(205)	-0.2%	(205)	-0.1%	—	0.0%

NON-GAAP OPERATING EXPENSES	$37,333	31.4%	$39,851	26.7%	$34,376	30.9%
GAAP OPERATING (LOSS) INCOME	$(16,736)	-14.1%	$(30,896)	-20.7%	$2,655	2.4%
Adjustment for equity compensation charges	3,144	2.6%	3,098	2.0%	2,401	2.2%
Adjustment for impairment of goodwill	—	0.0%	33,871	22.8%	—
Adjustment for charges associated with the purchase of WJ Communications	1,266	1.1%	1,288	0.8%	—	0.0%

NON-GAAP OPERATING (LOSS) INCOME	$(12,326)	-10.4%	$7,361	4.9%	$5,056	4.6%
GAAP NET (LOSS) INCOME	$(15,644)	-13.2%	$(34,300)	-23.0%	$4,480	4.0%
Adjustment for equity compensation charges	3,144	2.6%	3,098	2.1%	2,401	2.2%
Adjustment for impairment charges	—	0.0%	36,388	24.4%	—	0.0%
Adjustment for charges associated with the purchase of WJ Communications	1,532	1.4%	1,598	1.1%	—	0.0%

NON-GAAP NET (LOSS) INCOME	$(10,968)	-9.2%	$6,784	4.6%	$6,881	6.2%
GAAP DILUTED (LOSS) EARNINGS PER SHARE	$(0.11)		$(0.23)		$0.03
Adjustment for equity compensation charges	0.02		0.03		0.02
Adjustment for impairment charges	—		0.24		—
Adjustment for charges associated with the purchase of WJ Communications	0.02		0.01		—

NON-GAAP DILUTED (LOSS) EARNINGS PER SHARE	$(0.07)		$0.05		$0.05
GAAP COMMON SHARES ASSUMING DILUTION	147,356		146,298		144,737
Adjustment for equity compensation charges	—		237		253

COMMON SHARES ASSUMING DILUTION EXCLUDING EQUITY COMPENSATION	147,356		146,535		144,990